Exhibit 99.3

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Financial Statements

(Unaudited)

For the Three and Six Months Ended June 30, 2013 and 2012

Page
Contents

Independent Auditors’ Review Report	2

Consolidated Balance Sheet (unaudited)	3-4

Consolidated Statements of Operations (unaudited)	5

Consolidated Statement of Member’s Equity (unaudited)	6

Consolidated Statements of Cash Flows (unaudited)	7

Notes to Consolidated Financial Statements	8

Independent Auditors’ Review Report

The Board of Directors

Security Networks, LLC:

We have reviewed the accompanying consolidated balance sheet of Security Networks, LLC and its subsidiaries as of June 30, 2013, and the related consolidated statements of operations for the three and six-month periods ended June 30, 2013 and 2012, member’s equity for the six-month period ended June 30, 2013, and cash flows for the six-month periods ended June 30, 2013 and 2012.

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with U.S. generally accepted accounting principles; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with U.S. generally accepted accounting principles.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Dallas, Texas
August 15, 2013

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Balance Sheet

 (unaudited)

June 30,
2013
Assets
Current assets:
Cash	$1,886,285
Accounts receivable, net of allowance of $439,965	1,635,889
Accounts receivable other	143,967
Parts inventory	477,107
Deposits	60,347
Prepaid expenses	499,426
Total current assets	4,703,021

Fixed assets:
Furniture and fixtures	375,697
Computer software and equipment	4,256,863
Equipment	7,626
Leasehold improvements	205,783
Total fixed assets	4,845,969
Accumulated depreciation	(2,741,499)
Total fixed assets, net	2,104,470

Other assets:
Acquired/originated contracts, net of accumulated amortization of $56,744,360	239,650,565
Deferred financing costs, net of accumulated amortization of $3,621,955	4,856,824
Trademarks	3,600,000
Goodwill	54,628,747
Total other assets	302,736,136

Total assets	$309,543,627

See accompanying notes to consolidated financial statements.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Balance Sheet

 (unaudited)

June 30,
2013
Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$1,645,230
Accrued expenses	3,440,996
Accrued interest	1,178,478
Deferred revenues	3,778,065
Due on acquired contracts — short term	2,681,338
Total current liabilities	12,724,107

Noncurrent liabilities:
Notes payable	237,971,742
Due on acquired contracts — long term	6,551,527
Total noncurrent liabilities	244,523,269

Commitments and Contingencies

Total member’s equity	52,296,251

Total liabilities and member’s equity	$309,543,627

See accompanying notes to consolidated financial statements.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues:
Monitoring revenue, retail	$24,424,868	18,027,412	$46,973,698	$34,143,713
Monitoring revenue, wholesale	317,709	339,689	643,342	669,054
Service and other	408,227	308,078	790,052	601,944
Total revenues	25,150,804	18,675,179	48,407,092	35,414,711

Operating expenses:
Monitoring	2,121,237	1,405,725	4,018,615	2,641,928
Service and other	1,824,672	1,384,595	3,728,114	2,720,418
Selling, general and administrative	6,255,883	4,973,455	12,283,648	9,593,082
Amortization of customer accounts	7,881,537	5,534,880	15,012,984	10,403,920
Depreciation	334,533	275,884	620,709	537,363
Total operating expense	18,417,862	13,574,539	35,664,070	25,896,711

Operating income	6,732,942	5,100,640	12,743,022	9,518,000

Other expense:
Interest expense (including amortization of deferred financing fees of $415,114 and $850,666 for 2013 and $371,352 and $673,014 for 2012)	5,128,923	3,784,688	10,010,242	6,842,788
Other expense	2,480,267	81,515	2,518,000	82,134
Total other expense	7,609,190	3,866,203	12,528,242	6,924,922

Net (loss) income	$(876,248)	1,234,437	$214,780	2,593,078

See accompanying notes to consolidated financial statements.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Statement of Member’s Equity

(unaudited)

	Contributed Capital	Distributions	Accumulated Deficit	Total Member’s Equity

Balance at December 31, 2012	$56,836,061	$—	$(4,951,736)	$51,884,325

Adjustment for stock-based compensation	197,146	—	—	197,146

Net income	—	—	214,780	214,780

Balance at June 30, 2013	$57,033,207	$—	$(4,736,956)	$52,296,251

See accompanying notes to consolidated financial statements.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Six months ended
	June 30,
	2013	2012

Cash flows from operating activities:
Net income	$214,780	2,593,078
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	620,709	537,363
Amortization	15,863,649	11,076,934
Provision for uncollectible accounts receivable	1,119,705	760,532
Stock-based compensation expense	197,146	191,216
Changes in assets and liabilities:
Accounts receivable	(1,160,824)	(652,149)
Accounts receivable - other	21,077	(11,938)
Deposits	35,370	(9,410)
Prepaid expenses	(139,484)	(432,363)
Accounts payable and accrued expenses	2,850,135	597,636
Accrued Interest	139,621	33,453
Deferred revenue	621,999	634,727

Net cash provided by operating activities	20,383,883	15,319,079

Cash flows from investing activities:
Purchase of property and equipment	(828,855)	(598,349)
Purchase of inventory	(36,366)	(25,954)
Origination of customer contracts	(49,075,761)	(47,596,082)
Deferred holdbacks paid/held	729,894	2,114,604

Net cash used in investing activities	(49,211,088)	(46,105,781)

Cash flows from financing activities:
Payments on capital leases	(2,552)	(23,057)
Borrowings under senior lending facilities	29,835,088	33,457,889
Payments of deferred financing fees	—	(2,084,500)

Net cash provided by financing activities	29,832,536	31,350,332

Net increase in cash and cash equivalents	1,005,331	563,630

Cash at beginning of period	880,954	598,603

Cash at end of period	$1,886,285	1,162,233

See accompanying notes to condensed consolidated financial statements.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1 — Basis of Presentation

Security Networks, LLC and subsidiaries (the “Company”) is a Florida limited liability company in West Palm Beach, Florida founded in April 2000.  The Company is a full service life safety solutions company, specializing in maintenance and monitoring of commercial and residential burglar alarms and fire alarms throughout the United States.  Security Networks Acceptance, LLC (“SNA”) is a wholly-owned subsidiary where a portion of the Company’s security alarm contracts are held.  The Company has two other wholly-owned subsidiaries, SNMCM, LP and SNCA, LLC, which have no operations and were created to facilitate licensing in certain states.  The Company has one other wholly-owned subsidiary, SN Puerto Rico, Inc., which is part of the consolidation and their activity is included in the accompanying financial statements.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes.  Actual results could differ from those estimates.

The accompanying interim consolidated financial statements are unaudited, but in the opinion of management, reflect all adjustments (consisting of normal recurring items) necessary for a fair presentation of the results for such periods.  The results of operations for any interim period are not necessarily indicative of the results to be expected for the full year.  These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2012.

Note 2 — Recent Accounting Pronouncements

There were no new accounting pronouncements issued during the six months ended June 30, 2013 that are expected to have a material impact on the Company.

Note 3 — Acquired/Originated Contracts, Net

The following is an analysis of the changes in acquired/originated customer contracts for the six months ended June 30, 2013:

Balance at December 31, 2012	$205,587,788
Origination of customer accounts from affiliates	49,075,761
Amortization of customer accounts	(15,012,984)
Impairment of customer contracts	—
Balance at June 30, 2013	$239,650,565

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 4 - Notes Payable

Notes payable consisted of the following:

June 30, 2013

$10 million subordinated note matures November 5, 2017, 12% per annum cash interest and 2% per annum compounded quarterly for interest capitalization	$10,552,609
$10 million subordinated note matures November 5, 2018, 12% per annum cash interest and 2% per annum compounded quarterly for interest capitalization	10,552,609
Subordinated notes maturing November 5, 2018, 11% per annum cash interest and 1.75% compounded quarterly for interest capitalization	14,177,356
$220 million multi term loan matures November 5, 2016, LIBOR plus applicable margin, subject to a LIBOR floor of 1.5%	173,500,000
$30 million revolving commitment matures November 5, 2016, LIBOR plus applicable margin, subject to a LIBOR floor of 1.5%	29,189,168
237,971,742
Less current portion of Notes payable	—
Long-term Notes payable	$237,971,742

Subordinated Notes

On November 5, 2010, the Company entered into a $10,000,000 subordinated note with Bank of New York Mellon-Alcentra Mezzanine Partners and a $10,000,000 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP. The first note matures on November 5, 2017 and the second on November 5, 2018. The notes shall bear interest on the aggregate adjusted principal amount outstanding at a rate of 12% per annum payable quarterly in arrears in cash on the last day of the quarter in each year and at a rate of 2% per annum compounded quarterly on each interest payment date by capitalizing such interest by an increase in the aggregate adjusted principal amount of the notes outstanding.

On September 6, 2012, the Company entered into a $2,046,571 subordinated note and a $714,286 subordinated note with Northwestern Mutual Life Insurance Company. The Company entered into a $96,286 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP.  The Company entered into a $1,142,857 subordinated note with United Insurance Company of America.  On October 29, 2012, the Company entered into a $5,116,428 subordinated note and a $1,785,714 subordinated note with Northwestern Mutual Life Insurance Company. The Company entered into a $240,714 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP and a $2,857,143 subordinated note with United Insurance Company of America. These notes mature on November 5, 2018. The notes shall bear interest on the aggregate adjusted principal amount outstanding at a rate of 11.00% per annum payable quarterly in arrears in cash on the last day of the quarter in each year and at a rate of 1.75% per annum compounded quarterly on each interest payment date by capitalizing such interest by an increase in the aggregate adjusted principal amount of the notes outstanding.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Per the agreements, the following financial loan covenants are required:

Maximum Consolidated Capital Expenditures	$1,800,000
Maximum Creation Multiple	41.80
Maximum Total Leverage Ratio	33.00:1.00
Maximum Senior Leverage Ratio	27.50:1.00
Maximum Attrition Rate	15.40%
Minimum Consolidated Liquidity	$900,000

Management believes that the Company is in compliance with all covenants as of June 30, 2013.

Credit Facility

On November 5, 2010, the Company entered into a $120,000,000 multi-term loan and a $30,000,000 revolving commitment with Goldman Sachs Specialty Lending Group, LP and Barclays Private Credit Partners, LLC (the Lenders). As of April 17, 2012, the Company extended the total revolver up to $250,000,000, which is made up of a total $220,000,000 on the multi-term loan and $30,000,000 for the revolving commitment. Under the terms of these agreements, funds borrowed under these facilities will accrue interest at a rate equal to LIBOR with floor at 1.5% plus the applicable margin as defined in the agreements. Interest is paid monthly in arrears.

The agreement is secured by a first priority lien on substantially all of its assets, including a pledge of all of the capital stock of each of its domestic subsidiaries and 65% of all of the capital stock of its foreign subsidiaries.  This agreement will mature on November 5, 2016.

Per the agreement, the following financial loan covenants are required:

Maximum Consolidated Capital Expenditures	$1,500,000
Maximum Creation Multiple	38.00
Maximum Total Leverage Ratio	30.00:1.00
Maximum Senior Leverage Ratio	25.00:1.00
Maximum Attrition Rate	14.00%
Minimum Consolidated Liquidity	$1,000,000

Management believes that the Company is in compliance with all covenants as of June 30, 2013.

Estimated maturities of notes payable as of June 30, 2013 are as follows:

Remainder of 2013	$—
2014	—
2015	—
2016	202,689,168
2017	10,552,609
2018	24,729,965
Thereafter	—
Total payments	$237,971,742

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 5 — Commitments and Contingencies

The Company experiences routine litigation in the normal conduct of its business.  The Company believes that any such pending litigation will not have, individually or in the aggregate, a material adverse effect on its business, financial condition or results of operations.

ADT, LLC vs. Security Networks, LLC

As of June 30, 2013, the Company is involved with litigation alleging that affiliates had violated federal and state law by making deceptive sales statements to certain ADT customers. The likelihood of an unfavorable outcome or an amount of potential loss is not currently estimable.

Note 6 - Subsequent Events

On July 10, 2013, the holders of the equity interests of the Company entered into a securities purchase agreement with Monitronics International, Inc. (“Monitronics”), the wholly-owned operating subsidiary of Ascent Capital Group, Inc. (“Ascent Capital”), pursuant to which Monitronics will directly and indirectly acquire all of the equity interests of Security Networks, LLC and certain affiliated entities for a total estimated purchase price, subject to closing adjustments, of $487,500,000 in cash plus 253,333 shares of Ascent Capital’s Series A common stock, with an agreed value of $20,000,000.  Under the transaction, the Company’s existing debt and associated accrued interest will be paid off.  The transaction is expected to close in mid-August 2013.

Management evaluated the activity of the Company through August 15, 2013 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements, other than those presented above.